Exhibit 28 (o) under Form N-1A
Exhibit (24) under Item 601/Reg. S-K

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED HERMES WORLD INVESTMENT SERIES, INC. (“Corporation”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to execute any and all instruments which said attorney-in-fact may deem necessary or advisable or which may be required to comply with Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, including any and all reports, forms and other filings pursuant thereto, and specifically to include the filing and effectiveness of the Corporation’s Registration Statement(s) on Form N-1A and any and all amendments to the Registration Statement(s) including both pre- and post-effective amendments, to be filed with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE
/s/ J. Christopher Donahue
J. Christopher Donahue	Director and President (Principal Executive Officer)	November 1, 2020
/s/ John T. Collins
John T. Collins	Director	November 1, 2020
/s/ Thomas R. Donahue
Thomas R. Donahue	Director	November 1, 2020
/s/ G. Thomas Hough
G. Thomas Hough	Director	November 1, 2020
/s/ Maureen Lally-Green
Maureen Lally-Green	Director	November 1, 2020
/s/ Charles F. Mansfield Jr.
Charles F. Mansfield Jr.	Director	November 1, 2020
/s/ Thomas M. O’Neill
Thomas M. O’Neill	Director	November 1, 2020

/s/ P. Jerome Richey
P. Jerome Richey	Director	November 1, 2020
/s/ John S. Walsh
John S. Walsh	Director	November 1, 2020
/s/ Madelyn A. Reilly
Madelyn A. Reilly	Director	November 1, 2020
/s/ Lori A. Hensler
Lori A. Hensler	Treasurer (Principal Financial Officer/Principal Accounting Officer)	November 1, 2020